Exhibit 99.1

March 23, 2010

NORTHWEST PIPE RECEIVES EXPECTED NASDAQ NOTICE

RELATED TO LATE FILING OF FORM 10-K

Vancouver, WA, March 23, 2010...Northwest Pipe Company (NASDAQ: NWPX) today announced that it received a letter from the Nasdaq Stock Market (the “Second Letter”) stating that the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1) because it did not timely file its Annual Report on Form 10-K for the year ended December 31, 2009.

As previously disclosed, the Company received a letter from Nasdaq on November 12, 2009 (the “First Letter”), stating that the Company was no longer in compliance with the Listing Rules because it did not timely file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2009. After the First Letter, the Company submitted to Nasdaq a plan (the “Compliance Plan”) to regain compliance with the Listing Rules. Nasdaq subsequently granted the Company an exception allowing the Company until May 10, 2010 to regain compliance.

The Second Letter stated that the Company is required to submit an update to the Compliance Plan no later than April 1, 2010, and that any additional exception allowing the Company to regain compliance with the Listing Rules will be limited to a maximum of 180 calendar days from the due date of the delinquent Form 10-Q, or May 10, 2010. The Company intends to submit to Nasdaq an update to the Compliance Plan by April 1, 2010.

As previously disclosed, the Audit Committee of the Company’s Board of Directors, with the assistance of independent professionals, is conducting an ongoing internal investigation of certain accounting matters, including certain revenue recognition practices. The Company plans to file its delinquent Form 10-Q and delinquent Form 10-K as soon as practicable after the completion of the Audit Committee’s investigation, the completion of any additional accounting work required as a result of the Audit Committee’s investigation, the completion of the Company’s consolidated financial statements for the quarter ended September 30, 2009 and for the year ended December 31, 2009 and the completion of the quarterly review and annual audit, respectively, of such consolidated financial statements by the Company’s independent registered public accountants.

About Northwest Pipe Company

Northwest Pipe Company manufactures welded steel pipe and other products in two business groups. Its Water Transmission Group is the leading supplier of large diameter, high-pressure steel pipe products that are used primarily for water infrastructure in North America. Its Tubular Products Group manufactures smaller diameter steel pipe for a wide range of applications including construction, agricultural, energy, traffic and other commercial and industrial uses. The Company is headquartered in Vancouver, Washington and has manufacturing operations in the United States, Mexico, and Indonesia.

Forward-Looking Statements

This press release includes statements, including statements regarding the Company’s intention to submit an update to the Compliance Plan to Nasdaq by April 1, 2010, and the Company’s intention to file its delinquent Form 10-Q and its delinquent Form 10-K, that are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as expects, anticipates, intends, plans, believes, sees, estimates and variations of such words and similar expressions are intended to identify such forward-looking statements. Such statements reflect management’s current views and estimates of future economic and market circumstances, industry conditions, Company performance and financial results. Actual results could vary materially from the description contained herein due to many factors, including the completion of the Audit Committee’s investigation, the completion of any additional accounting work required as a result of the Audit Committee’s investigation, the completion of the Company’s consolidated financial statements for the quarter ended September 30, 2009 and for the year ended December 31, 2009, the completion of the quarterly review and annual audit, respectively, of such financial statements by the Company’s independent registered public accountants, the risks related to the continuation of the Company’s inability to file required reports with the Securities and Exchange Commission, continued poor or further weakened domestic or international economic conditions, risks related to project delays, risks related to changes in bidding activity, market demand, operating efficiencies, availability and price of raw materials, availability and market acceptance of new products, product pricing, competitive environment, and other risks described from time to time in the Company’s reports to the Securities and Exchange Commission. The forward-looking statements we make today speak only as of today and we do not undertake any obligation to update any such statements to reflect events or circumstances occurring after today.

CONTACT:	Brian Dunham, Chief Executive Officer
Stephanie Welty, Chief Financial Officer
360-397-6323